Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHARGE ENTERPRISES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2022, AT 9:41 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3785962 8100
SR# 20223625200

Authentication: 204489949
Date: 09-27-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:41 AM 09/27/2022
FILED 09:41 AM 09/27/2022
SR 20223625200 - File Number 3785962

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CHARGE ENTERPRISES, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Charge Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The Corporation's Certificate of Incorporation was originally filed with the Secretary of State of Delaware on October 1, 2020 (the "Certificate of Incorporation");

SECOND: Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety with the following:

"FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 770,000,000, of which 750,000,000 shares shall be Common Stock, having a par value of $0.0001 per share (the "Common Stock"), and 20,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share (the "Preferred Stock").

A. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

B. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; *provided, however*, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation)."

THIRD: Article SIXTH, of the Certificate of Incorporation is hereby amended and restated in its entirety with the following:

"SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. Subject to the rights of the holders of any series of Preferred Stock to elect directors, the board of directors shall be classified pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, effective as of the annual meeting of stockholders to be held in 2023. The directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. The initial assignment of members of the board of directors to each such class shall be made by a majority of the Whole Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation's annual meeting of stockholders to be held in 2023, the initial term of office of the Class II directors shall expire at the Corporation's annual meeting of stockholders to be held in 2024, and the initial term of office of the Class III directors shall expire at the Corporation's annual meeting of stockholders to be held in 2025. At each annual meeting of stockholders, commencing with the annual meeting of stockholders to be held in 2023, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and his or her respective successor shall have been duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal. In the event of any increase or decrease in the authorized number of directors (i) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Whole Board among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, disqualification, removal from office or other cause, shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority of the directors then in office though less than a quorum (and not by stockholders), and directors so chosen shall serve for the remainder of the full term of the director for which a vacancy was created or occurred or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of

capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class."

FOURTH: This Certificate of Amendment to the Certificate of Incorporation (the "Certificate of Amendment") was duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware by approval of the Board of Directors of the Corporation and by the affirmative vote of the requisite amount of the outstanding stock of the Corporation entitled to vote.

FIFTH: That this Certificate of Amendment shall be effective on and as of the date of filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 26th day of September, 2022.

CHARGE ENTERPRISES, INC.

By: */s/ ANDREW FOX*
Andrew Fox
Chief Executive Officer

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